Exhibit 99.1

303 International Circle	P: 410.427.1700
Suite 200	F: 410.427.8800
Hunt Valley, MD 21030

OMEGA REVISES REVENUE RECOGNITION ACCOUNTING TREATMENT FOR OPERATORS WITH GOING CONCERN DISCLOSURES

HUNT VALLEY, MARYLAND – September 24, 2020 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced that it is revising its method of accounting for lease-related revenues of operators that have informed the Company of doubt regarding their ability to continue as a going concern. Starting with the quarter ending September 30, 2020, the Company will now record revenue for such operators on a cash-basis accounting method rather than a straight-line accounting method. The Company, after consulting with its independent auditors, determined that such disclosures require this change in revenue recognition treatment. As a result, based on information we received in August and September, Omega will be accounting for the revenues of two of its operators, Genesis Healthcare, Inc. (“Genesis”) and Agemo Holdings, LLC (f/k/a Signature Healthcare) (“Agemo”), on a cash basis as of September 30, 2020. Omega expects the impact of this change will be a write-down of straight-line receivables and lease inducements of approximately $140 million in the quarterly period ending September 30, 2020, representing $65 and $75 million for Genesis and Agemo, respectively. In addition, the Company will also be recording an impairment estimated at $28 million, related to the uncollateralized portion of a loan to Agemo.

Taylor Pickett, Omega’s Chief Executive Officer, stated, “Throughout this pandemic, we have continued to collect all contractual rents due from both Genesis and Agemo. Our conservative accounting treatment going forward for these operators is triggered by their pandemic-influenced accounting disclosures. Based on our continuing dialogue with both companies, we are hopeful that ongoing government support and a return to pre-pandemic resident occupancies will provide them with the liquidity needed to meet all of their future Omega financial obligations. Furthermore, like each of our operators, the employees of both Genesis and Agemo have worked tirelessly to protect their residents throughout this crisis. We, as a society, owe a tremendous debt to these brave workers, and we will continue to work constructively with both of these operators during this unprecedented time.”

Bob Stephenson, Omega’s Chief Financial Officer, added, “The new lease accounting rules that were adopted in 2019 require us to apply the $140 million write-down against our rental revenues. As a result, we expect our reported revenues during the third quarter will be meaningfully lower than in the second quarter, even though our cash rents, funds available for distribution and cash flows will not be impacted by this change. We are disclosing this revenue recognition change today so investors can better understand the accounting impact of this change prior to the release of our third quarter earnings next month.”

Omega’s Chief Operating Officer, Dan Booth, concluded, “Our portfolios with both Genesis and Agemo were performing well prior to the pandemic as both operators were benefitting from a favorable rate environment and moderately increased occupancy, and we anticipate they will perform well once the pandemic is behind us. To date, we believe the financial support provided by the federal and state governments has meaningfully assisted these two operators, as well as all of our operators, in offsetting lost revenues and incremental costs related to COVID-19. Government authorities have been proactive throughout this pandemic in providing vital support to this industry. Their actions highlight their understanding of the importance skilled nursing facilities play within the healthcare continuum, in protecting a vulnerable and particularly impacted segment of society. We are hopeful that they will continue to support the industry and its efforts by providing further necessary access to testing, equipment and financial support.”

Omega does not currently expect to record a reserve with respect to its other investments outstanding in these operators, which are expected to be approximately $81 million and $29 million as of September 30, 2020 for Genesis and Agemo, respectively, in view of the collateral and other credit support available to Omega in connection with these obligations.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities.  Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP, Investor Relations

or

Bob Stephenson, CFO at (410) 427-1700

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, operating metrics, expected write-offs, operator performance after the pandemic, competitive positions, acquisitions, expected lease income, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega's expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of 2019 novel coronavirus (“COVID-19”) on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by operators of skilled nursing facilities (“SNFs) and assisted living facilities (“ALFs”) in connection therewith, and the extent to which continued government support may be available to operators to offset such costs and the conditions related thereto; (ii) the ability of our operators to comply with the terms and conditions pursuant to which government support may be available; (iii) the impact of events or circumstances that we become aware of in the future on the expectations set forth herein regarding financial measures as of and for the period ending September 30, 2020; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies; (v) the availability and cost of capital to us; (vi) competition in the financing of healthcare facilities; (vii) competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs; (viii) additional regulatory and other changes in the healthcare sector; (ix) changes in the financial position of our operators; (x) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xi) changes in interest rates; (xiii) changes in tax laws and regulations affecting real estate investment trusts (“REITs”); (xiii) the potential impact of changes in the SNF and ALF market or local real estate conditions on the Company’s ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; (iv) Omega’s ability to maintain its status as a REIT; (xv) the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action, particularly in the healthcare industry; (xvi) the ability of our operators to successfully perform following the COVID-19 pandemic; and (xvii) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements.

We caution you that the foregoing list of important factors may not contain all the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.